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                                                                    EXHIBIT 3(i)



                           SECOND AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           EAGLE USA AIR FREIGHT, INC.



                                   ARTICLE ONE

         Eagle USA Air Freight, Inc., a Texas corporation (the "Company"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Second Amended and Restated Articles of Incorporation, which accurately copy the Amended and Restated Articles of Incorporation of the Company in effect on the date hereof, as further amended by these Second Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other change in any provisions thereof.

                                   ARTICLE TWO

         The Amended and Restated Articles of Incorporation of the Company are amended by these Second Amended and Restated Articles of Incorporation as follows:

         The amendments made by these Second Amended and Restated Articles of Incorporation (the "Amendments") alter or change Articles One through Ten of the Amended and Restated Articles of Incorporation. The full text of each provision altered or added is as set forth in Article Five hereof.

                                  ARTICLE THREE

         The Amendments have been effected in conformity with the provisions of the Texas Business Corporation Act and the Second Amended and Restated Articles of Incorporation were duly adopted by all of the shareholders of the Company on September 29, 1995.

                                  ARTICLE FOUR

         On that date there were 6,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company outstanding, all of which were entitled to vote on the Amendments. All 6,000,000 shares of Common Stock were voted in favor of the Amendments.


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                                  ARTICLE FIVE

         The Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Texas on September 30, 1994 are hereby superseded by the following Second Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof as amended hereby:


                           SECOND AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           EAGLE USA AIRFREIGHT, INC.

                                   ARTICLE ONE

         The name of the corporation is Eagle USA Airfreight, Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the corporation is organized is the transaction of all lawful business for which a corporation may be incorporated under the corporation laws of the State of Texas.

                                  ARTICLE FOUR

         The aggregate number of shares that the corporation shall have the authority to issue is 40,000,000 shares, consisting of 30,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

         The descriptions of the different classes of capital stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:



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                                   Division A

         The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights and preferences of which series may vary in any and all respects. The board of directors of the corporation is hereby vested with the authority to establish series of Preferred Stock by fixing and determining all the preferences, limitations and relative rights of the shares of any series so established, to the extent not provided for in these articles of incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

                  (1) the distinctive designation and number of shares of that series;

                  (2) the rate of dividend (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the corporation;

                  (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances.

                  (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

                  (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the corporation;

                  (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

                  (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;



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                  (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

                  (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

                  (10) any other repurchase obligations of the corporation, subject to any limitations of applicable law; and

                  (11) notwithstanding their failure to be included in (1) through (10) above, any other designations, preferences, limitations or relative rights of shares of that series.

Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preferred Stock may be dependent on facts ascertainable outside these articles of incorporation.

         Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the preferences, limitations and relative rights of such series.

                                   Division B

         1. Dividends. Dividends may be paid on the Common Stock out of any assets of the corporation available for such dividends subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

         2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders.

         3. Voting Rights. The holders of the Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

                                   Division C

         1. No Preemptive Rights. No shareholder of the corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be




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authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such shareholder, and the board of directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

         2. Share Dividends. Subject to any restrictions in favor of any series of Preferred Stock provided in the relative rights and preferences of such series, the corporation may pay a share dividend in shares of any class or series of capital stock of the corporation to the holders of shares of any class or series of capital stock of the corporation.

         3. No Cumulative Voting. Cumulative voting for the election of directors is expressly prohibited as to all shares of any class or series.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

         The address of the corporation's registered office is 811 Dallas Avenue, Houston, Texas 77002 and the name of its registered agent at such address is CT Corporation System.

                                  ARTICLE SEVEN

         The number of directors of the corporation shall be fixed by, or in the manner provided in, the bylaws. The number of directors constituting the current board of directors is five, and the name and address of the person who is to serve as director until such director's successor is elected and qualified is:



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                        Name                         Address

                  James R. Crane                3214 Lodestar Road
                                                Houston, Texas 77032

                  Daniel S. Swannie             3214 Lodestar Road
                                                Houston, Texas 77032

                  Donald P. Roberts             3214 Lodestar Road
                                                Houston, Texas 77032

                  Douglas A. Seckel             3214 Lodestar Road
                                                Houston, Texas 77032

                  William P. O'Connell          3214 Lodestar Road
                                                Houston, Texas 77032


                                  ARTICLE EIGHT

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of that director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
(3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

         If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act ("TBCA") is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of this article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

         The vote of shareholders required for approval of (1) any plan of merger, consolidation, or exchange for which the TBCA requires a shareholder vote, (2) any disposition of assets for which the TBCA requires a shareholder vote, (3) any dissolution of the corporation for which the TBCA requires a shareholder vote, and (4) any amendment of the articles of incorporation of the corporation for which the TBCA requires a shareholder vote, shall be (in lieu of any greater vote required by the TBCA) the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.




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                                   ARTICLE TEN

         Special meetings of shareholders may be called by the corporation's chairman of the board, the president or the board of directors. Subject to the provisions of the corporation's bylaws governing special meetings, holders of not less than 50% of the outstanding shares of stock entitled to vote at the proposed special meeting may also call a special meeting of shareholders by furnishing the corporation a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the bylaws.

         EXECUTED AND EFFECTIVE this 29th day of September, 1995.

                                      EAGLE USA AIR FREIGHT, INC.



                                      By: /s/ JAMES R. CRANE
                                         ------------------------
                                           James R. Crane
                                           President


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                              ARTICLES OF AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           EAGLE USA AIRFREIGHT, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Second Amended and Restated Articles of Incorporation:

                  1. The name of the corporation is Eagle USA Airfreight, Inc.

                  2. The following amendment to the Second Amended and Restated Articles of Incorporation of the corporation increases the authorized shares of the corporation. The amendment alters the first sentence of Article Four of the Second Amended and Restated Articles of Incorporation to read, in full:

                           "The aggregate number of shares that the corporation
                  shall have the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share."

                  3. The amendment made by these articles of amendment was duly adopted by the shareholders of the corporation at a meeting duly held on February 23, 1998.

                  4. The number of shares outstanding as of the date hereof is 18,764,180 shares of Common Stock, par value $0.001 per share; the number of shares outstanding as of the close of business on December 30, 1997, the record date for such meeting of shareholders, was 18,269,061 shares of Common Stock, par value $0.001 per share, and all of such 18,269,061 shares were entitled to vote on the amendment; the number of such shares voted for the amendment was 14,451,374; and the number of such shares voted against the amendment was 685,124.


         IN WITNESS WHEREOF, these articles of amendment have been executed on March 5, 1998.






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                                                  EAGLE USA AIRFREIGHT, INC.


                                                  By: /s/ Douglas A. Seckel
                                                     ----------------------
                                                     Douglas A. Seckel
                                                     Secretary





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                              ARTICLES OF AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           EAGLE USA AIRFREIGHT, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Second Amended and Restated Articles of Incorporation:

                  1. The name of the corporation is Eagle USA Airfreight, Inc.

                  2. The following amendment to the Second Amended and Restated Articles of Incorporation of the corporation changes the name of the corporation from Eagle USA Airfreight, Inc. to EGL, Inc. The amendment alters Article One of the Second Amended and Restated Articles of Incorporation to read in full as follows:

                      "The name of the corporation is EGL, Inc."

                  3. The amendment made by these articles of amendment was duly adopted by the shareholders of the corporation at a meeting duly held on February 21, 2000.

                  4. The number of shares outstanding as of the close of business on December 30, 1999, the record date for such meeting of shareholders, was 28,780,667 shares of Common Stock, par value $0.001 per share, and all of such 28,780,667 shares were entitled to vote on the amendment; the number of such shares voted for the amendment was 26,450,960; and the number of such shares voted against the amendment was 13,866.

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         IN WITNESS WHEREOF, these articles of amendment have been executed on
February 21, 2000.

                                                  EAGLE USA AIRFREIGHT, INC.


                                                  By: /s/ James R. Crane
                                                     ---------------------------
                                                     James R. Crane
                                                     Chief Executive Officer and
                                                     Chairman of the Board




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                              ARTICLES OF AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                    EGL, INC.



                  Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Second Amended and Restated Articles of
Incorporation:

                  1.     The name of the corporation is EGL, Inc.

                  2. The following amendment to the Second Amended and Restated Articles of Incorporation of the corporation increases the authorized shares of the corporation. The amendment alters the first sentence of Article Four of the Second Amended and Restated Articles of Incorporation to read, in full:

                           "The aggregate number of shares that the corporation
                  shall have the authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share."

         The amendment made by these articles of amendment was duly adopted by the shareholders of the corporation at a meeting duly held on September 18, 2000.

                  4. The number of shares outstanding as of the close of business on August 2, 2000, the record date for such meeting of shareholders, was 28,568,680 shares of Common Stock, par value $0.001 per share, and all of such 28,568,680 shares were entitled to vote on the amendment.

                  5. The number of such shares voted for the amendment was 23,766,967, the number of such shares voted against the amendment was 989,132, and the number of shares that abstained from voting on the amendment was 3,865.



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                  IN WITNESS WHEREOF, these articles of amendment have been
executed on September 18, 2000.

                                      EGL, INC.



                                      By:    /s/  James R. Crane
                                         ---------------------------------------
                                             James R. Crane
                                             President, Chief Executive Officer
                                             and Chairman of the Board